                                                               EXHIBIT 10.44

                                     AGREEMENT


      This Agreement (this "Agreement") is entered into by and between StorMedia Incorporated, a company incorporated in Delaware, United States of America ("StorMedia-US") and its subsidiary, StorMedia International Limited, a company incorporated in the Cayman Islands having a branch in Singapore ("SMIL") (hereinafter collectively referred to as "StorMedia"), on the one hand and Micropolis (S) Pte Ltd., a company incorporated in Singapore (hereinafter referred to as "Micropolis"), on the other hand, effective as of December 17, 1996.

BACKGROUND

      A. StorMedia is in the business of designing, manufacturing and selling thin film aluminum and glass substrate disks ("Disks") for hard disk drives and sells such Disks to manufacturers of disk drives such as Micropolis.

      B. Micropolis wishes to secure a supply of thin film disks and to purchase quantities of such Disks from StorMedia.

      C. Micropolis and StorMedia desire to enter into this Agreement to provide for the establishment by SMIL of a manufacturing operation (the "Business") at Micropolis' facility located at 5 Serangoon North Avenue 5, Singapore (the "Facility") to produce Disks for sale solely to Micropolis.

      D. To this end, StorMedia and Micropolis further desire that SMIL have an exclusive, nonrevocable license to use a portion of the Facility and the non-exclusive, nonrevocable license to use certain common areas of the Facility for StorMedia's operation of the Business without cost to SMIL. The parties hereto also desire that Micropolis shall construct certain improvements in the Facility also at no cost to StorMedia to enable StorMedia to operate the Business in accordance with certain specifications provided by StorMedia.

      E. The parties acknowledge and agree that this Agreement and the parties' obligations hereunder is conditional upon the receipt by Micropolis of a written consent from Jurong Town Corporation ("JTC"), a body corporate incorporated under the Jurong Town Corporation Act of Singapore, to the above arrangements between Micropolis, as licensor of the Premises (as defined below), and SMIL, as licensee of the Premises, as a condition of the Building Agreement (as defined below).

      NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

                                   SECTION I.

                  ESTABLISHMENT OF THE MANUFACTURING FACILITY.

      I.1 License to Use Premises. Throughout the term of this Agreement, Micropolis shall grant, and SMIL shall take, a license and the authority to enter upon the premises consisting of approximately 1704.38 square meters of space located on the first floor of the Facility as more particularly set forth on Exhibit A attached hereto (the "Premises") for the purposes hereinafter mentioned. The Premises shall consist of office and manufacturing space in addition to a receiving, shipping and storage area. SMIL shall also have the license to use such areas and facilities within and about the Facility as are necessary to run the Business and to have access to the Premises (the "Common Areas"). SMIL's use of the Premises and Common Areas shall be subject to and in accordance with the following:

            (a) Condition Precedent. The parties acknowledge that this Agreement and their obligations hereunder is conditional upon the receipt of all necessary governmental, regulatory and other approvals and/or consents (including, but not limited to, the written consent from JTC referred to in Recital E above as a condition in the Building Agreement) which may be required in connection with the license to be granted in respect of the Premises and the arrangements made between the parties pursuant to this Agreement, and where such approvals and/or consents are obtained subject to any conditions (including, but not limited to, the payment of any sub-letting, sub-licensing and/or administrative fee (if any) by whatever name called payable by Micropolis to JTC (together with all goods and services tax payable thereon)), that such conditions are acceptable to Micropolis, and if they are required to be fulfilled within a certain period or by or on a certain date, are fulfilled within such period or on or before such date.

            (b) Use of Premises. SMIL may use the Premises only for the purposes of installing StorMedia's Trade Fixtures (as defined below) and operating the Business therefrom in accordance with any guidelines and/or rules and regulations imposed by Micropolis and/or JTC to which the employees of Micropolis are equally subject.

            (c) Operation of Business. StorMedia shall not do anything in or about the Premises or the Facility which will cause any damage or structural injury to the Facility or Common Area. SMIL shall not commit or permit any waste or nuisance in or about the Premises. SMIL's use of the Common Areas shall be subject to and in accordance with reasonable rules and regulations established by Micropolis to which the employees of Micropolis are equally subject.

            (d) Compliance With/No Violation of Laws. StorMedia and its employees shall comply in all respects with, and SMIL and its employees shall not use the Premises in any manner, which violates any applicable law, statute, ordinance, regulation, or other requirement of any governmental authority having jurisdiction over the parties or the Premises (collectively, "Laws") or any term or condition of the Building Agreement. Each of the parties agrees to indemnify the other against all actions, proceedings, costs, claims or demands which may be brought or made by reason of the failure of that party or its employees to comply with the Laws and/or the terms and conditions of the Building Agreement. In the event of any conflict or inconsistency between the Building

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
Agreement and this Agreement in respect of matters set out in Section 1, the provisions of the Building Agreement shall prevail.

            (e) Vacate the Premises. Within three (3) months following the earlier of (i) December 31, 1999, as the same may have been extended, and (ii) the earlier termination of this Agreement pursuant to Section 3.2 hereof (whether as result of a breach hereof by StorMedia or Micropolis), SMIL shall vacate and surrender the Premises to Micropolis in the same condition as it existed on the date that all of the Initial Improvements (as defined below) shall have been installed, reasonable wear and tear, and damage by acts of God, excepted.

            (f) No Assignment and Subletting. For the avoidance of doubt, StorMedia shall not assign, grant a license or part with or share the possession or occupation of the Premises or any part thereof nor permit any other party or person by way of license or otherwise to occupy the Premises or any part thereof without the prior written consent of Micropolis and JTC.

            (g) Building Agreement. The term "Building Agreement" shall mean the Building Agreement dated February 28, 1995 as set forth in Exhibit B attached hereto made between JTC of the one part and Micropolis Limited (the "Original Lessee") of the other part pursuant to which JTC agreed to grant to the Original Lessee the license and authority to enter upon the Facility for inter alia the construction of the building thereon and the installation of equipment, machinery, fixtures and fittings therein, and such expression shall, where the context so requires, include (i) the lease (as set out in the First Schedule to the Building Agreement) and any other documents(s) (including , but not limited to, all supplemental lease(s), assurance(s) or document(s) of title in respect of the Facility) to be executed between the parties thereto upon the completion of the Facility and the satisfactory compliance by the Original Lessee of the terms and conditions contained in the Building Agreement and references to "Building Agreement" shall be references to such agreement as assigned by the Original Lessee to Micropolis pursuant to the Deed of Assignment, and references to the "Original Lessee" shall be references to Micropolis, as its assignee, and
(ii) all correspondences between JTC and Micropolis and/or the Original Lessee and/or StorMedia in respect of the Facility and/or the Premises as applicable to the terms of this Agreement.

            (h) Deed of Assignment. The term "Deed of Assignment" shall mean the Deed of Assignment dated March 29, 1996 as set forth in Exhibit C attached hereto made between Micropolis (formerly referred to as "ST Chatsworth Pte Ltd") of the one part and the Original Lessee of the other part pursuant to which the Original Lessee has assigned to Micropolis all its rights, title and interest under the Building Agreement, which assignment has been consented to by JTC subject to such stipulations, terms and conditions and covenants contained in the Building Agreement.

            (i) Initial Improvements. The term "Initial Improvements" shall mean those improvements described on Exhibit D attached hereto to be constructed by Micropolis in accordance with Section 1.2(a) of this Agreement.

            (j) Trade Fixtures. The term "Trade Fixtures" shall mean all equipment, furniture, inventory, tools and anything affixed to the Premises by StorMedia for the purpose of conducting the Business in the Premises, which at all times shall remain the property of and be owned by StorMedia.

      I.2 Construction of Initial Improvements, Operation of Business and Installation and Removal of StorMedia's Trade Fixtures. The Initial Improvements shall be constructed and paid for in accordance with the following:

            (a) Availability of Completed Premises. Micropolis will provide floor space within the Facility with the layout shown on Exhibit A attached hereto. This floor space will be provided at no cost to SMIL and will include such facilitation for the clean room, warehouse and office areas as specifically set forth in Exhibit D attached hereto. Micropolis has engaged Taiki-sha Ltd. to construct the aforesaid floor space in accordance with specifications provided by SMIL, and Micropolis has agreed to bear the costs and expenses in respect thereof as set out, in the letter dated ___________, 1996 from Taiki-sha Ltd. to Micropolis set out in Exhibit E attached hereto. Any additional costs incurred by Micropolis due to subsequent modifications or additions to such specifications made by SMIL shall be paid by SMIL. Micropolis will employ its best endeavors to ensure that the above floor space and facility will be completed and available for SMIL on or prior to March 31, 1997.

            (b) Establish the Business. StorMedia will procure and provide all necessary manufacturing equipment, tools and materials for the production of Disks. SMIL will use reasonable care to install and operate such equipment and tools, and to operate and manage the Business, within the floor space provided by Micropolis in accordance with any guidelines and/or rules and regulations imposed by Micropolis and/or JTC to which the employees of Micropolis are equally subject.

            (c) Operate the Business. StorMedia will employ its best endeavors to ensure that the Business will be set up and operating at volume production within three (3) months from the date on which Micropolis makes the facilitized designated floor space and Facility available to SMIL, but in no event earlier than [*] to produce Disks solely for Micropolis, subject to Section 2.1(b)(ii) in accordance with the terms of this Agreement.

            (d) Removal of Trade Fixtures. Upon the expiration or earlier termination of this Agreement or such earlier time as and when such items are no longer necessary for the operation of the Business, SMIL shall have the right to remove at its cost any part or all of the Trade Fixtures installed by StorMedia, provided that StorMedia repairs all damage to the Premises caused by such removal in the same condition as it existed on the date that all of the Initial Improvements shall have been installed, reasonable wear and tear and damage by acts of God excepted. SMIL shall have the right to modify or replace some or all of the Trade Fixtures at any time and from time to time, so long as any such modification or replacement does not materially and adversely affect the ability of SMIL to fulfill its supply obligations under this Agreement and is in accordance with any guidelines and/or

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                                       -4-
rules and regulations imposed by Micropolis and/or JTC to which the employees of Micropolis are equally subject.

      I.3      Maintenance of the Premises and Facility, Services and Utilities.

            (a) Maintenance and Repair. Micropolis, at Micropolis' cost, shall clean and maintain in reasonably good condition and repair and replace when necessary the Premises. SMIL, at SMIL's cost, shall be responsible for the repair, maintenance and replacement of SMIL's Trade Fixtures and will employ its best endeavors to ensure that the Premises are properly utilized on an ongoing basis by its employees.

            (b) Services. Micropolis, at Micropolis's cost, shall furnish to the Premises the janitorial service sufficient to maintain the Premises in a reasonable clean and sanitary condition. Micropolis, at Micropolis' cost, also shall provide reasonable security service to StorMedia insofar as it relates to the Common Areas and areas having access to the Premises.

            (c) Utilities. Micropolis shall furnish to the Premises HVAC service, electricity, water, plumbing, sewer and other services, at the reasonable levels required by SMIL for the operation of the Business. Micropolis will bear such utilities costs for water and power as may be required to operate the Business, such water and power provided by Micropolis not exceeding the following:

                  Water                                - The amount of water set
                                          forth in the Taiki-sha letter attached
                                          hereto as Exhibit E.
                  Power          -           One (1) MVA

provided that the costs for such water and power at prevailing utilities rates shall not exceed [*] per month. SMIL shall pay for any such utilities costs exceeding [*] per month.

            In addition, Micropolis will make available to SMIL such existing telecommunication access as it shall require in order that SMIL may make and receive local telephone calls within Singapore and, at the expense of SMIL, the capability of having long distance service. SMIL may use Micropolis' lease-line facilities solely for the purposes of voice and data transmission, subject to availability by Micropolis and provided SMIL pays for all additional costs incurred over and above fixed costs incurred by Micropolis for such facilities.

      I.4 Taxes. Micropolis shall pay before delinquency all real property taxes, assessments (including, but not limited to, assessments for public improvements or benefits), and other charges imposed by any governmental or quasi-governmental authority, which are levied or assessed against the Facility and/or the real property on which it is located. SMIL shall pay, before delinquency, all taxes, assessments and charges levied or imposed by any governmental or quasi-governmental

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                                       -5-
authority, which are levied or assessed upon or against SMIL's Trade Fixtures and personal property installed or located on or within the Premises.

      I.5 Indemnification. Each party hereto shall defend, indemnify, protect and hold harmless the other and its employees and agents with competent counsel reasonably satisfactory to such other party, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of such party or the employees, agents or contractors of such party arising from or out of any occurrences in, upon or at the Premises or the use of the Premises or any part thereof.


                                    SECTION II.

                          PURCHASE AND SUPPLY COMMITMENT

      II.1 Purchase and Supply Commitment. In consideration for the grant of license to use the Premises by Micropolis to SMIL, SMIL agrees to supply to Micropolis and Micropolis agrees to purchase from SMIL an aggregate of [*]
Disks per quarter on the Schedule set forth below. To the extent such Disks cannot be produced at the Premises, or if additional quantities of Disks are to be ordered in excess of the capacity of the premises, StorMedia shall use its best efforts to supply Disks from other StorMedia factories to meet the volumes required under this Section II. The parties shall negotiate the terms and conditions of any Disks ordered by Micropolis in excess of the volumes set forth below.

            (a) Supply From the Premises. SMIL will produce Disks suitable for usage in Micropolis' high end and desk-top range of drives for the [ * ] product families, respectively (or such other product families as the parties shall agree to in writing) on the Premises. SMIL agrees to supply to Micropolis the volume of Disks per quarter from such production below in accordance with a long term schedule to be agreed and finalized between the parties, with such availability commencing in the third quarter of 1997 and at prices not significantly different from the following guidelines:

                  1996   ------------1997------------  ------------1998------------
                    Q4       Q1    Q2    Q3    Q4        Q1      Q2      Q3      Q4
                    --       --    --    --    --        --      --      --      --
  Price (US$/unit)

  [*]                -       -      -
  [*]                -       -      -


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                                       -6-

      Volume (Disks 000s)
[*]

      Provided that Micropolis shall have the discretion to determine the mix of the product families to be made available within each quarter and such requirement shall be indicated in the three (3) month forecast referred to in
Section 2.2 below. For the avoidance of doubt, the said forecast shall specify, for example:

     Either      (i)   [*]

                (ii)   [*]

               (iii)   [*]

                       [*]
 With respect to future product families, in the event that such Disks cannot be produced by SMIL due to limitations of the Premises and/or the Trade Fixtures, each of the parties shall provide the necessary modifications and/or additions to the Premises and/or Trade Fixtures (as the case may be), as the parties mutually agree in order to meet the product requirements on a timely basis.

            (b) Shortfall. A shortfall of [*] of production by SMIL and/or purchase from Micropolis from the volumes indicated in paragraph (a) above for each quarter shall not be construed as a breach of this Agreement. In the event of a shortfall in excess of [*] either party may notify the other of such deviation and such deviation must be cured within 30 days of such notice, failing which such shortfall will constitute a breach and the provisions of
Section 3.2 shall apply in such event. Without prejudice to the foregoing:

                              (i) in the event of a shortfall in excess of [*]
                        in the quantities produced by SMIL from the quantities ordered by Micropolis, Micropolis shall have the right to purchase, and StorMedia shall supply to Micropolis, such quantities of Disks from StorMedia's other factory facilities at prices which would otherwise apply to the Disks ordered in order to remedy such shortfall; or

                              (ii) subject to Section 2.4(b), in the event of a
                        shortfall in excess of [*] in the quantities purchased from Micropolis from the committed quantity, SMIL shall have the right to produce and


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                                       -7-
                        sell such quantities of Disks, not purchased by Micropolis pursuant to paragraph (a) above, to any third party.

            (c) Supply From Other Facilities. In addition to such Disks supplied from the Premises, StorMedia agrees to supply to Micropolis additional Disks as may be required by Micropolis from StorMedia's other factory facilities, commencing in the fourth quarter of 1996 for [*] and the first quarter of 1997 for [*] Disks, and at prices based on indicated volumes not significantly different from the following guidelines:

                             1996  ------------------1997------------------    -------------------1998-------------------
                              Q4        Q1       Q2         Q3         Q4         Q1         Q2         Q3         Q4
                              --        --       --         --         --         --         --         --         --
    Price (US$/unit)
             [*]


      II.2  Rolling Forecasts.

            (a) Forecasts. Micropolis and StorMedia will develop a procedure to use in periodically forecasting Disk demand which shall require that Micropolis shall provide StorMedia with at least a three (3) month rolling forecast setting forth its estimated requirements for delivery by month for Disks. Purchase orders must be placed forty-five (45) days in advance of the date as of which the Disks are to be delivered from the Facility or from another facility of StorMedia (the "Delivery Date"). Micropolis may request a Delivery Date with a shorter lead time and StorMedia shall use its best efforts to meet such date. This forecast shall be updated monthly. Based on Micropolis' projected quarterly demand for the Disks for either or both [ * ] product families of drives (or such other product families as the parties shall agree in writing) and upon delivery of purchase orders, SMIL will produce such Disks first at the Premises in such quantities as will support the projected demand.


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                                       -8-

            (b) Orders. Micropolis will issue purchase orders to StorMedia at least forty-five (45) days in advance of the requested delivery date. Micropolis agrees to purchase on an "as produced basis" all output from the Premises so long as the production is based on such purchase orders and in so far as the Disks meet Micropolis' specifications and functional requirements in Section
2.4. Such purchase orders shall state the quantities, Disk descriptions, requested delivery dates and shipment instructions. The acceptance by StorMedia of an order shall be indicated by written acknowledgment thereof by StorMedia.

      II.3  Price and Payment.

            (a) Price. [*]

            Prices for Disks produced in StorMedia's other factory facilities will be based on market and negotiated quarterly but will not be significantly different from the prices indicated in Section 2.1(b) above. The purchase price of the Disks purchased hereunder shall be set forth on the purchase orders delivered pursuant to Section 2.2(b) above.

            (b) Payment. Payment shall be made in U.S. dollars net forty-five
(45) days from the date of SMIL's invoice. For Disks manufactured at the Premises, delivery terms are FOB StorMedia's Premises. For Disks shipped from any factory other than the Facility, the delivery term is FOB StorMedia's factory.

      II.4  Specifications.

            (a) Compliance with Specifications. Micropolis' obligation set forth in Section 2.1 to purchase Disks from StorMedia is contingent upon StorMedia's Disks meeting Micropolis' initial specifications at the time of qualification and ongoing specifications and functional requirements as agreed to by the parties. SMIL undertakes to use reasonable efforts to ensure that Disks produced in the Premises will meet specifications and functional requirements as agreed to by the parties.

            (b) Qualification. Micropolis shall be given reasonable time from the time of delivery of the prototype Disks by StorMedia to Micropolis to test, qualify and accept such disks in order to ensure that such Disks comply with the provisions of Section 2.4 (a) above. The parties shall agree on a timetable for such initial qualification.

      II.5 General Terms and Conditions. The general terms and conditions of sale and purchase of the Disks shall be those set forth on Exhibit F attached hereto. The terms of this Agreement shall prevail over any inconsistent terms set forth in such Exhibit F.

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                                       -9-

                                  SECTION III.

                              TERM AND TERMINATION

      III.1 Term. This Agreement shall become effective upon the date of execution hereof and shall remain in force until December 31, 1999 (the "Termination Date"). If Micropolis wishes to renew this Agreement, it shall so notify StorMedia in writing on or prior to June 30, 1999. The parties shall promptly discuss in good faith the proposed terms of such renewal. If the parties have not agreed to such terms prior to December 1, 1999, this Agreement shall terminate on the Termination Date, provided that StorMedia shall have a period up to three (3) months following the Termination Date or any other termination pursuant to this Section III, at its own cost and expense, to remove its Trade Fixtures from the Premises and, surrender the Premises in accordance with Section 1.1(e) hereof.

      III.2 Termination for Breach. If either party breaches any material term or condition of this Agreement and fails to cure that breach within thirty (30) days or such longer period as the parties may agree after receiving written notice of the breach, the other party shall have the right to terminate this Agreement by delivery of written notice of termination after the end of such thirty (30) day-period without prejudice to any other rights or remedies available to the non-defaulting party under this Agreement or applicable law.

      III.3 Termination for Insolvency. If either party becomes the subject of a voluntary or involuntary petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors and in the case of StorMedia, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing, the other party may terminate this Agreement on thirty (30) days' notice.

      III.4 Effect of Termination. The provisions of Sections 1.1(d), 1.1(e), 1.2(d), 3.1 and 4 hereof shall survive any termination or any expiration of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement, subject in all events to the proviso clause of
Section 3.1 above.


                                    SECTION IV.

                                  CONFIDENTIALITY

      IV.1  Confidential Information.

            (a) Definition. As used in this Section 4.1, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. In addition, all technical and confidential information exchanged prior to the date hereof shall be subject to the terms of this Section IV after the date hereof.

            (b) No Disclosure or Use. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

            (c) Permissible Disclosure. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

                  (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

                  (ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

                  (iii) is disclosed with the prior written approval of the discloser;

                  (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

                  (v) becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

                  (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advanced notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

      IV.2 Use of Confidential Information. StorMedia and Micropolis each agree that at all times, and notwithstanding any termination, expiration, or cancellation hereunder, it will use the Confidential Information for no purpose other than pursuing the transactions and relationship contemplated by this Agreement.

      IV.3 Return of Materials. Upon termination, cancellation or expiration of this Agreement, or upon written request of the other party, each party shall promptly return to the other all documents or other tangible materials representing the other's Confidential Information and all copies thereof.

      IV.4 No License. The parties recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Confidential Information of the other party disclosed pursuant to this Agreement, or to any invention or any patent right that has issued or that may issue, based on such Confidential Information.

      IV.5 Term of Nondisclosure Obligation. Notwithstanding the term of this Agreement, the obligations of StorMedia and Micropolis hereunder with respect to any Confidential Information shall continue for a period of three (3) years after the Termination Date.

      IV.6 Injunctive Relief. If either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

      IV.7 Publicity. All publicity regarding the announcement of this Agreement shall be coordinated by both parties. Neither party shall disclose the terms of this Agreement without the prior written approval of the other party, except as required as a matter of law.

                                    SECTION V.

                              LIMITATION OF LIABILITY

      IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CON SEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF

THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE PREMISES AND THE PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO A BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION IV ABOVE.


                                    SECTION VI.

                                   MISCELLANEOUS

      VI.1 Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of Singapore. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall apply to this Agreement, provided that in the event of any conflict between the United Nations Convention and the terms of this Agreement, the latter shall apply. The Parties hereby submit to the non-exclusive jurisdiction of the Courts of Singapore.

      VI.2 No Partnership or Joint Venture. StorMedia and Micropolis are not partners or joint venturers and neither shall hold the other out as being a partner or joint venturer of the other.

      VI.3 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected upon giving prompt notice to the other party shall be excused from such performance during such prevention, restriction or interference. Only the obligations affected by any of the above events during such prevention, restriction or interference shall be suspended. The party relying on such event must assume full responsibilities under this Agreement as soon as such event ceases to exist.

      VI.4 Assignment. Neither party may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other, except to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

      VI.5 Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

      VI.6 Notices. All notices, demands and other communications required or permitted to be given or made hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by facsimile, addressed to the intended recipient thereof at its address and facsimile number as set forth below or at such other address or facsimile number as either party may from time to time notify the other in writing.

            To StorMedia:           StorMedia Incorporated
                                    390 Reed Street
                                    Santa Clara, CA 95050
                                    Facsimile No:  (408) 727-4928
                                    Attn:  Stephen M. Abely

                                    StorMedia International Limited
                                    390 Reed Street
                                    Santa Clara, CA  95050
                                    Facsimile No:  (408) 727-4928
                                    Attn:  Stephen M. Abely

            With a copy to:         Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA  94302
                                    Facsimile No:  (415) 493-6811
                                    Attn:  Judith M. O'Brien

            To Micropolis:          Micropolis (S) Pte Ltd
                                    5, Serangoon North Avenue 5
                                    Singapore 554916
                                    Facsimile No:  4859824/4859853
                                    Attn:  Jenny Ong

            With a copy to:         Singapore Technologies Pte Ltd
                                    89 Science Park Drive
                                    Block C #02-09/12 The Rutherford
                                    Singapore 118261
                                    Facsimile No:  8724839
                                    Attn:  Lee Chuen Ling

Any such notice, demand or communication shall be deemed to have been duly served (if given or made by facsimile) immediately or (if given or made by letter) forty-eight (48) hours after posting or (if made or given to or from an address outside Singapore) ten (10) days after posting and in proving the same, it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

      VI.7 Export Controls. Any and all obligations of either party to provide software, technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") to the other party outside the United States shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. StorMedia shall be responsible for obtaining any export license or other approvals and/or consents in respect of or in relation to the foregoing matters.

      VI.8 Partial Invalidity. If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

      VI.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

      VI.10 Waiver. The failure of either party to enforce at any time any provision of this Agreement on or before sixty (60) days following the date that such party first had notice, or should have had notice, of the non-compliance with such provision by the other party shall be deemed to be a waiver of the default with respect to such non-compliance and a forbearance of such party's right to terminate this Agreement on account thereof.

      VI.11 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous agreements and understandings (including the binding letter of intent between the parties dated October 2, 1996), whether oral or written, between the parties hereto with respect to the subject matter hereof (except for confidentiality and nondisclosure agreements governing the exchange of information prior to the Effective Date which shall continue to govern periods prior to the Effective
Date) and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

      VI.12 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      VI.13 Exhibits. The parties agree that the Exhibits hereto shall be read with and form part of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


MICROPOLIS (S) PTE LTD                    STORMEDIA INCORPORATED


By:                                       By:

Name:       Joe Chen                      Name: William J. Almon
            -----------                         ------------------
Title:      President                     Title:      Chairman
            -----------                         ------------------


                                          STORMEDIA  INTERNATIONAL LIMITED


                                          By:

                                          Name:   William J. Almon
                                                  ---------------------
                                          Title:        Chairman
                                                  ---------------------

                                    EXHIBIT A

                       DIAGRAM OF PREMISES AND SPACE PLAN

                                     [MAP]

                                    EXHIBIT B

                               BUILDING AGREEMENT



                         JTC (L) 3729/1356 PT. 1/KM/ZMY



                BUILDING AGREEMENT RELATING TO PRIVATE LOT A14269
               MUKIM NO. 18 ANG MO KIO AREA: 17,930 SQUARE METRES



                                     BETWEEN

                             JURONG TOWN CORPORATION

                                       AND

                               MICROPOLIS LIMITED

                           BUILDING AGREEMENT FOR LAND
                      AT PRIVATE LOT A14269 IN YIO CHU KANG
                                    (INLAND)

      THIS AGREEMENT is made the 28th day of February 1995 BETWEEN JURONG TOWN CORPORATION a body corporate incorporated under the Jurong Town Corporation Act and having its Head Office at Jurong Town Hall, Jurong Town Hall Road, Singapore (hereinafter called "the Owner" which expression shall include its successors-in-title and assigns of the one part AND MICROPOLIS LIMITED a foreign company incorporated in the Cayman Islands and having its Singapore registered office at

                        5004 Ang Mo Kio Avenue 5, #01-11,
                                 Singapore 2056

(hereinafter called "the Licensee" which expression shall include its successors-in-title) of the other part.

      WHEREBY IT IS AGREED as follows:

1. For the period of two (2) years from 1st day of October 1994 (hereinafter referred to as "the date hereof") or for such further period as may be extended by the Owner, the Licensee shall have the Licence and authority to enter upon all that piece of land known as Private Lot A14269 forming part of Government Survey Lots 7634, 9419, 10979 and 12500, Mukim No. 18, Ang Mo Kio and situated in the Republic of Singapore as shown on the plan annexed hereto and estimated to contain an area of 17,930 square metres more or less subject to survey (hereinafter called "the said land") for the construction of factory building and other structures therein and for the installation of equipment fixtures and fittings thereat for the purpose of the manufacture of disk drives, related sub-assemblies, storage systems and related electronic/information technology products only in accordance with the stipulations hereinafter contained and for no other purpose whatsoever.

2. The Licensee hereby agrees to perform and observe the following stipulations:

      (i) To hold the said land until the same shall be comprised in a lease to be granted as hereinafter provided as licensee upon the same terms relating to the lease referred to in clause 2(ii) herein at the same rent and subject to the same covenants and stipulations so far as applicable as if a lease thereto has been actually granted and so that the Owner shall have all the remedies by whatsoever means for rent in arrears that are incidental to the relationship of landlord and tenant but so that nothing herein contained shall be construed as creating a legal demise or any greater interest in the licence than a tenancy at will.

      (ii) To pay in advance as from the date hereof a licence fee calculated at the same rate and on the dates specified as for the rent reserved in the lease of the said land set out in the First Schedule hereto as if such lease has actually been granted.

      (iii) To pay on the Owner's behalf to the Comptroller of Property Tax an amount equivalent to the sum payable by the Owner as property tax in respect of the said land improvements and structures thereon during the said period or of such extended period (if any) permitted under clause 3(c) hereof by way of additional licence fee or for the period prior to the issue of the lease to be granted under clause 4 herein.

      (iv) To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Owner in respect of any outstanding amount payable by the Licensee under this Agreement from the date such amount becomes due until payment in full is received by the Owner.

      (v) To pay to the Owner all survey fees and other charges including those payable to and claimed by the relevant Government Planning Authorities for the survey of the said land for the purpose of sub-division of the land of which the said land forms part and the preparation and issue of a Certificate of Title PROVIDED THAT the Owner shall have the right to employ his own surveyor to carry out the said survey in which event the Licensee shall bear all costs incurred.

      (vi)  At his own cost and expense -

            (a) to engage a professional engineer to carry out soil investigations to advise on the soil conditions and to design structurally sound buildings proposed to be erected taking into consideration the condition of the said land; and

            (b) to execute such work as may be required to be done in respect of the state and condition of the said land (especially its ground levels, topography and soil conditions) which state and condition the Licensee shall be deemed to have full knowledge.

      (vii) Without prejudice to sub-clause (vi) above to submit within three
            (3) months from the date hereof firstly to the Owner for his approval and then to the relevant Government Planning and Building Authorities full and complete plans elevations and specifications of the buildings proposed to be erected on the said land in accordance in every way with the requirements under the Planning Act and the Local Government Integration Act PROVIDED THAT the Owner may give or refuse his approval at his absolute discretion.

      (viii)At his own cost to commence erection on the said land either within six (6) months from the date hereof or within one (1) month from the date of approval of the plans by the relevant Government Building Authorities, whichever is the earlier, and in a substantial and workman-like manner with the best materials of their available kinds and in conformity in every respect with the plans, elevations, sections and specifications approved by the Owner and the relevant Government Building Authorities to finish the warehousing building, structures and other appurtenances including the installations of all equipment, fixtures and fittings so as to be completely fit for immediate occupation and operation within the said period of two (2) years from the date hereof PROVIDED

            ALWAYS THAT in the planning, erection, construction and completion of the said buildings, to develop to a gross plot ratio of not less than 2.0 and not more than 2.5 AND PROVIDED FURTHER THAT the Licensee shall not install or use any electrical installation, machine or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Licensees.

      (ix) At his own cost to take such steps and execute such works upon the said land as may be necessary for the protection of shores and embankments if any and for the prevention of earth-slip erosion of soil and failure of slopes expeditiously in a workman-like manner and to the satisfaction of the Owner and other relevant governmental and statutory authorities.

      (x) If the Licensee shall fail to complete the said buildings works and installations and to commence operations within the period specified in clause 2(viii) or within any extended period under clause 3(c) hereof the Licensee shall pay to the Owner a sum calculated at the rate of $50.00 per day as liquidated damages for the period during which the said buildings shall so remain or have remained incomplete.

      (xi) To remove and replace any materials brought on the said land or used in any of the said buildings, works or installations which the Owner shall require to be removed as being inferior or unfit and to make good any workmanship which he shall consider imperfect and if the Licensee fails to remedy such defects the Owner may enter upon the said land and remedy such defects at the expense of the Licensee after expiry of fourteen (14) days' notice being given to the Licensee to do so.

      (xii) Not to erect or build or permit or suffer to be erected or built any building, structure or installation other than those conforming with the plans elevations sections and specifications approved by the Owner and the relevant Government Building Authorities nor to make any alterations in the external elevation of any of the said buildings when erected without the prior consent in writing of the Owner.

      (xiii)In the erection and completion of the said buildings, structures and installations to do all acts and things required by and to perform the works in conformity with all respects with the provisions of any laws or regulations made thereunder and to pay and keep the Owner indemnified against all claims and other payments whatsoever which during the progress of the works may become payable in respect of the said works or of anything done under the authority herein contained and from time to time to discharge and pay all claims, assessments and outgoings now or at any time hereafter be chargeable against the Owner under any law or otherwise in regard to the said land, the said buildings or any structures or installations thereon.

(xiv) Not to do or permit or suffer to be done in or upon the said land or any part thereof anything which in the opinion of the Owner may be or become a nuisance or annoyance or cause damage or inconvenience to the Owner or to the Licensees or occupiers of any adjoining or neighboring premises or whereby any insurance for the time being effected on the premises under sub-clause (xix) herein may be rendered void or voidable or be in any way affected.

(xv) Not to sell or dispose of any earth, clay, gravel or sand from the said land or permit or suffer any of the same to be removed except so far as shall be necessary for the execution of the said works PROVIDED nevertheless that the Licensee may use for the purpose of the said works any of the approved materials if so required.

(xvi) Not without the prior consent in writing of the Owner to remove or permit or suffer to be removed until after completion of the said buildings in accordance with the provisions herein contained any building materials (other than inferior or unfit materials removed for the purpose of being replaced by proper materials) or plant which shall be brought upon the said land for the purpose of the said works.

(xvii) Not without the prior consent in writing of the Owner to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the said land or of the external walls or rails or fences thereof any nameplate, signboard, placard, poster or other advertisement or hoarding.

(xviii) Not at any time to deposit or make up or manufacture or permit or suffer to be deposited made up or manufactured upon the said land any building or other materials except such as shall be actually required for the buildings to be erected on the said land in accordance with this Agreement and as soon as the buildings hereinbefore agreed to be erected shall be completed at his own expense to remove from the road or footpath adjoining the said land or the ground intended to be used for such road or footpath all building and other materials and waste whatsoever.

(xix) As soon as any of the said buildings shall have reached a height of five (5) feet above ground level to insure the same to the full value thereof in the joint names of the Owner and the Licensee against loss or damage by fire in some insurance office approved by the Owner and shall increase such insurance proportionately as the said buildings approach completion and to keep the same so insured until a lease shall be granted as hereinafter provided and to pay all premiums thereof at least seven (7) days before the expiry date of such insurance policy and to produce to the Owner or his agent without demand the policy or policies of such insurance and the receipt for each such payment and in the event the said buildings or any part thereof are destroyed or damaged by fire then to forthwith give to the Owner written notice of such destruction or damage and to forthwith cause all monies received by virtue of any such insurance to be forthwith laid out in rebuilding and reinstating the buildings to the satisfaction of the Owner and to make up any deficiency thereof out of his own monies, but the rebuilding and reinstatement shall in any event commence and be completed within the period specified by the Owner PROVIDED ALWAYS THAT if the Licensee shall at any time fail to keep the premises insured as aforesaid the Owner may without being under any obligation to do so do all things necessary to effect or maintain such insurance and any monies expended by him for that purpose shall be repayable by the Licensee on demand and be recovered forthwith from the Licensee as a debt.

(xx) Not to assign, sublet, grant a license, or part with or share his interest under this Agreement, or the possession or occupation of the said land, or any part thereof EXCEPT THAT, subject to the Owner's prior written consent, which consent shall not be unreasonably withheld, the Licensee may mortgage his interest under this Agreement by way of assignment to secure the repayment of such sum or sums as the Licensee may require for the purpose of erecting or completing the building or other structure to be built on the said land in accordance with the provisions of this Agreement PROVIDED THAT the Licensee shall thereafter continue to be liable for the observance and performance of the several stipulations herein contained until the grant of the lease as hereinafter provided.

(xxi) Not to permit or suffer any person to occupy, reside or make use of any building erected on the said land before a Temporary Occupation Permit or a Certificate of Statutory Completion issued by or except with the permission of the relevant Governmental and Statutory authority.

(xxii) To make reasonable provision against and be responsible for all loss, injury and damage to any person (including loss of life) or property including that of the Owner for which the Licensee may be held liable arising out of or in connection with the occupation and use of the said land and the structures erected thereon and to indemnify the Owner against all proceedings, claims, costs and expenses which he may incur or for which he may be held liable as a result of any act, neglect or default of the Licensee, his servants, contractors, or agents or their respective servants.

(xxiii) To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land to the requirements and satisfaction of the Owner and other relevant Governmental and Statutory authorities PROVIDED THAT in the event of any default by the Licensee under this covenant the Owner may carry out such remedial measures as he thinks necessary and costs and expenses incurred thereby shall be recoverable forthwith from the Licensee as a debt.

(xxiv) Subject always to clause 2(xx) hereinbefore appearing, to give to the Owner written notice of every change of name within one month from the date of each change.

(xxv) To construct an internal drainage system to the satisfaction of the Owner to ensure that all surface water collected is discharged into the public drains and will not flow into adjoining properties.

(xxvi) To construct and complete a permanent culvert within nine (9) months from 1st day of October 1994 or any extension thereof as may be approved by the Owner and in connection thereof to submit plans to and to obtain the prior approval in writing of the Owner for the construction of a temporary crossing.

(xxvii) Within one (1) month of the completion of the permanent culvert mentioned in sub-clause (xxvi) above to remove the temporary crossing and to reinstate any roads, roadside curbs, drains, turfing or the like damaged by the Licensee, his servants, contractors subcontractors, or agents or their respective servants to the satisfaction of the Owner and the relevant Governmental and Statutory authorities.

(xxviii) Within one (1) month of the completion of the construction of the said buildings ad related civil works to reinstate any damage caused to the roads, roadside curbs, drains, turfing and the said permanent culvert by the Licensee his servants, contractors, subcontractors, or agents or their respective servants to the satisfaction of the Owner and the relevant Governmental and Statutory authorities.

(xxix) To place with the Owner a deposit of $5,000.00 which shall be forfeited in the event of any breach of any of the provisions in sub-clauses (xxvi), (xxvii) and (xxviii) herein without prejudice to the rights and remedies of the Owner contained in this Agreement and the Lease.

(xxx) At his own cost to plant and maintain trees and landscape the said land in accordance with all the requirements of the Parks and Recreation Department, Ministry of National Development and other relevant Governmental and Statutory authorities.

(xxxi) At his own cost to execute such work as may be necessary to diver existing utility services such as pipes, cables and the like (if any) to the requirements and satisfaction of the Owner and other relevant Governmental and Statutory authorities.

(xxxii) If the Licensee shall at any time be found to have encroached upon any area beyond the allocated boundaries of the said land, the Licensee shall at his own costs and expense, but without prejudice to any other right or remedy the Owner may have against him, immediately or within the time specified (if any) by the Owner rectify and remove the encroachment to the satisfaction of the Owner and pay to the Owner such compensation as may be specified by the Owner. If, however, the Owner in his absolute discretion permits the Licensee to regularize and retain the encroached area or any part thereof upon such terms and conditions as may be stipulated by the Owner and any other relevant Governmental and Statutory authorities, the Licensee shall pay licence fee on the encroached area with retrospective effect from the date hereof, and the Licensee shall also pay all survey fees, amalgamation fees, legal fees (including solicitor and client costs and expense), and all other costs and charges relating thereto.

(xxxiii) If any damage of whatsoever nature or description shall at any time occur or be caused to the said land or any building or structure or installation thereon, or any part thereof, to forthwith give to the Owner written notice of the damage and to remedy the damage to the satisfaction of the Owner within such time as the Owner may specify, all at the cost of the Licensee.

(xxxiv) Not to keep or allow to be kept any livestock or other animals on the said land or any part thereof.

(xxxv) The license fees and other taxable sums payable by the Licensee under or in connection with the Licence herein shall be exclusive of the goods and services tax (hereinafter called "tax") chargeable by any government, statutory or tax authority calculated by reference to the amount of the license fees and any other taxable sums received or receivable by the Owner from the Licensee and which tax is payable by the Licensee. The Licensee shall pay the tax and the Owner acting as the collecting agent for the government, statutory or tax authority shall collect the tax from the Licensee together with the rent hereinbefore reserved without any deduction and in advance without demand on the 1st day of each of the months of January, April, July and October, and in the manner and within the period prescribed in accordance with the applicable laws and regulations.

(xxxvi) At all times and at his own cost and expense, to comply with and observe any height restriction on buildings and structures at the said land which may be imposed by any governmental or statutory authority and to ensure that the maximum height for all buildings and structures on the said land shall not exceed 36 metres AGL.

(xxxvii) The building facade fronting Serangoon North Avenue 5 shall be aesthetically-designed.

(xxxviii)   Without prejudice to Clauses 2(xii) and 2(xiii) hereinbefore appearing, the Licensee shall not place, construct or erect or permit the placing, construction or erection of any building, structure or equipment whatsoever on the 3.0 metre-wide sewer easement and buffer situated within the boundary of the said land as shown on the plan annexed hereto.

(xxxix) The Licensee accepts that as infrastructure development, which shall include a permanent road, public sewer, water pipes and street lighting for the whole of Yio Chu Kang area of which the said land forms only a part, is being carried out by the Owner and is targeted for completion on or about January 1995 a the earliest, the Licensee shall meanwhile at his own cost make temporary arrangements with the relevant governmental and statutory authorities to obtain public utilities for the Licensee's own needs.

(xl) The Licensee accepts the said land with full knowledge that the proposed permanent road and service road shown on the said plan annexed hereto have yet to be constructed and further accepts and agrees at all times to permit the Owner, its contractors, subcontractors, and their workmen to enter upon the said land facing the said proposed permanent road for purposes of a working area to carry out and complete the said infrastructure development.

     (xli) The Licensee has to liaise with the Owner's contractors before placing the temporary crossing to the said land along the proposed road and at his own costs to shift its position from time to time so as not to impede the Owner's infrastructure development program.

     (xlii) The Owner shall not be liable to the Licensee or any other person for any claim, demand, action, proceeding, inconvenience, damage, loss, costs whatsoever that may arise in respect of or in connection with Clauses 2(xxxix) to 2(xli) above.

    (xliii) That access to the said land shall be confined only to Serangoon
            North Avenue 5.

     (xliv) Without prejudice to the generality of Clause 2(ix) herein,

            (a) the Licensee shall construct and complete a retaining wall on the boundary of the said land along Sungei Tonkang as part of slope protection works (hereinafter referred to as "the said retaining wall");

            (b) the Licensee shall notify the Owner within two weeks of completion of the construction of the said retaining wall together with an audited statement of the cost of construction of the said retaining wall (hereinafter referred to as "the said requisite notice") PROVIDED ALWAYS THAT no compensation shall be payable under Clause 2(xliv) (c) herein by the Owner and/or claimable by the Licensee if the said requisite notice is not duly given;

            (c) if the said retaining wall shall have been completed to a reasonably acceptable standard and upon due confirmation of the same by the Owner's Technical Services Group, the Owner shall compensate the Licensee for the cost of the construction of the said retaining wall up to a maximum of S$720,000/- (Dollars Seven hundred and twenty thousand only) (hereinafter referred to as "the said compensation") PROVIDED ALWAYS THAT the said compensation shall be paid to the Licensee by deducting the same amount in full or in installments from the license fees that have or will become due.

3. It is hereby mutually agreed that until the Licensee has performed all his obligations herein contained, the Owner shall possess the rights and powers following:

            (a) The right for himself and his agents with or without workmen or others at all reasonable times to enter upon the said land to view the state and progress of the said buildings and works and to inspect and test the materials and workmanship in connection therewith and for any other reasonable purpose including the construction and installation of sewers, drains, pipes and cables on or leading from any adjoining or neighboring land of the Owner as may be required by the Owner.

         (b) Full right and liberty in case any of the said buildings and other structures or installations hereby agreed to be erected be not completed and fit for immediate occupation within the period hereinbefore limited (time in this respect shall be of the essence of the contract) and in accordance in every way with the stipulations hereinbefore contained or in case the Licensee shall in any other way fail to perform and observe any of the stipulations on his part herein contained or if any charging order writ of seizure and sale or its equivalent made in respect of the said land or any structure thereon shall be enforced without the written consent of the Owner having first been obtained by the Licensee or by the person in whose favor the charging order writ of seizure and sale or its equivalent shall have been made, to re-enter upon and take possession of the said land and all buildings structures fixtures plant material and effects whatsoever thereon with power to hold and dispose thereof as if this Agreement had not been entered into and without making to the Licensee any compensation or allowance for the same and this Agreement shall thereupon determine but without prejudice to any right of action or other remedy of the Owner for the recovery of any license fee or monies due to him from the Licensee or in respect of any breach of this Agreement PROVIDED ALWAYS THAT if the said land has been assigned by way of mortgage, the provisions of this clause shall not take effect until the Owner has served upon the mortgagee notice in writing specifying the breach and the mortgagee has failed to remedy such breach.

         (c) PROVIDED nevertheless that notwithstanding any such default as aforesaid in completing the said buildings and works the Owner may in his discretion give notice in writing to the Licensee of his intention not to enforce the stipulations herein contained and may fix any extended period for the completion of the said works in substitution for the said period of two
                  (2) years hereby fixed for such completion and thereupon the obligations hereunder of the Licensee to complete the said works and to accept a lease hereinafter mentioned shall be taken to refer to such substituted period.

         (d) Without prejudice to the generality of clause 3(b) hereof full right and liberty in the event that the Licensee has failed to either:

                  (1) develop the said land to the gross plot ratio specified in clause 2(viii), or

                  (2)   fulfil the investment criterion as stipulated in Clause
                        4

                  with full and absolute discretion to the Owner to either:

(i) re-enter upon and take possession of the said land or any part thereof and all buildings, structures, fixtures, plant, material and effects whatsoever thereon with power to hold and dispose thereof as if this Agreement had not been entered into and without making to the Licensee any compensation or allowance for the same and this Agreement shall be thereupon determined but without prejudice to any right or action or other remedy of the Owner or recovery of any license fee or monies due to him from the Licensee or in respect of any breach of this Agreement, or

(ii) reduce the term of lease proportionately as the actual amount invested bears with the required fixed investment on the said land as stipulated in clause 4 in which event the Licensee shall execute such documents as the Owner shall deem necessary and in connection therewith, pay all costs disbursements fees and charges legal or otherwise as provided in clause 5.

PROVIDED ALWAYS that if the said land has been assigned by way of mortgage, the provisions of this sub-clause (d) shall not take effect until the Owner had served upon the Mortgagee notice in writing specifying the breach and the Mortgagee has failed to remedy such breach.

4. If the said buildings and works shall have been completely finished to the satisfaction of the Owner and the relevant Government Building Authorities (to be evidenced by their certificates in writing to that effect) within the said period of two (2) years or of such extended period (if any) as aforesaid and if the Licensee shall have performed and observed all the stipulations herein on his part contained other than such as may have been waived as aforesaid and if the Licensee's investment shall have been the sum of $1000 per square metre of the gross building floor area on building and civil works (of which at least 1.5% thereof up to a maximum of $300,000 must be on landscaping) and the minimum sum of $500 per square metre of the said land on plant and machinery within three (3) years from 1st day of October 1994 (due proof of such investment shall be produced to the satisfaction of the Owner on or before 31st day of March
1998) then the Owner shall grant and the Licensee shall accept and execute a counter-part of one good and sufficient lease or sub-lease of the said land and premises together with the buildings so erected thereon with their appurtenances for the term of thirty (30) years from the 1st day of October 1994 at the rent and in the form containing the reservation exceptions covenants conditions and provisions set forth in the FIRST SCHEDULE hereto with such modifications as circumstances may render necessary and such other covenants, conditions or stipulations to be performed by the Licensee governing or regulating the use of the said land as the Owner thinks fit with a view to preserving the value thereof or protecting the interests of the licensees or occupiers of land or premises adjacent to the said land from any dangerous or obnoxious or otherwise harmful activities which may be carried out by the Licensee whether or not such activities are carried out by the Licensee whether or not such activities are incidental to the Licensee's trade PROVIDED THAT until such lease is executed the Licensee shall be deemed to be the Lessee of the said land as though a lease has been executed at the same rent and subject to the covenants and conditions contained in the First Schedule.

5. The Licensee shall pay all costs disbursements fees and charges legal or otherwise including stamp and registration fees in connection with the preparation stamping and issue of this Agreement and the Lease herein agreed to be granted and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Agreement and the lease.

6. The Licensee shall pay all costs and fees legal or otherwise, including the Owner's costs as between solicitor and client, in connection with the enforcement of the covenants and conditions of this Agreement and the lease.

7. The Licensee may, at any time during the said period of two (2) years and any extensions thereof granted under clause 3(c) and subject to the prior written consent and the conditions of consent of the Owner, terminate this Agreement or surrender part of the said land PROVIDED ALWAYS THAT such termination or surrender shall be without prejudice to any right or remedy of the Owner which may have accrued prior to such termination or the surrender AND PROVIDED FURTHER THAT the Licensee shall in addition to the license fee (which at the discretion of the Owner may be apportioned for the period commencing from the date hereof up to the date of delivery of vacant possession of the said land or part thereof to the Owner) survey fees, property tax and other charges specified herein pay to the Owner as liquidated damages a sum made up of firstly an amount equivalent to three (3) months' license fee, secondly an amount equivalent to one (1) additional year's property tax and thirdly an amount of $500 being administrative costs or such other sum as may be determined from time to time by the Owner, AND PROVIDED FURTHER THAT before the delivery of vacant possession as aforesaid if the Owner shall so desire the Licensee shall at the cost and expense of the Licensee render the said land or part thereof as the case may be to its original state and condition.

     IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands or seals the day and year first above written.

SIGNED on behalf of

THE JURONG TOWN CORPORATION

By:  SWEE KEE SIONG
     Deputy Chief Executive Officer

in the presence of: -


                          ----------------------------
                                  KANNAN MALINI


The Common Seal of

MICROPOLIS LIMITED

was hereunto affixed

in the presence of: -


Signature:
           ---------------------------------------
Name:
Designation:


Signature:
           ---------------------------------------
Name:
Designation:

                                 ACKNOWLEDGMENT

State of
          --------------------------------------------------------------------
County of
          --------------------------------------------------------------------
On           before me,
   ---------            ------------------------------------------------------
personally appeared
                     ---------------------------------------------------------

------------------------------------------------------------------------------


[  ] personally known to me - OR - [  ]  proved to me on the basis of satisfactory evidence to be the
                                         person(s) whose name(s) is/are
                                         subscribed to the within instrument
                                         and acknowledged to me that he/she/they
                                         executed the same in his/her/their
                                         authorized capacity(ies), and that by
                                         his/her/their signature(s) on the
                                         instrument the person(s), or the
                                         entity upon behalf of which the
                                         person(s) acted, executed the
                                         instrument.

                                    WITNESS my hand and official seal.


                                    ----------------------------------
                                    Signature of Notary

------------------------------------------------------------------------------
CAPACITY CLAIMED BY SIGNERS               DESCRIPTION OF ATTACHED DOCUMENTS

[  ]CORPORATE OFFICER                     BUILDING AGREEMENT

-----------------------                   ------------------------------------
Title                                     Title or Type of Document

-----------------------                   ------------------------------------
Title                                     Number of Pages

SIGNERS ARE REPRESENTING:
                                          ------------------------------------
                                          Date of Document


MICROPOLIS LIMITED
---------------------------               ------------------------------------
                                          Signer(s) Other than Named Above

                      THE FIRST SCHEDULE ABOVE REFERRED TO

                                     FORM 19
                               THE LAND TITLES ACT
                                  (CHAPTER 157)

                                                             OFFICE USE ONLY




                                      LEASE

                         (WITH RESERVATION OF EASEMENT)

DESCRIPTION
OF LAND

   Reference to
   Land Register          Town                          Description of Land
 Volume     Folio     Sub-division     Mukim     Lot   (whether whole or part)
 ------     -----     ------------     -----     ---   -----------------------


                                   THE LESSOR
LESSOR


JURONG TOWN CORPORATION, a body corporate                   OFFICE USE ONLY
incorporated under the Jurong Town Corporation Act and having its office at Jurong Town Hall, Jurong
Town Hall Road, Singapore 2260.

                  (the registered proprietor) HEREBY LEASES the registered estate or interest in the land above described to

                                   THE LESSEE

LESSEE

               MICROPOLIS LIMITED                    OFFICE USE
                                                        ONLY

TERM OF LEASE     as tenant for the term of thirty (30) years commencing the 1st day of October 1994, in consideration of the minimum investment by the Lessee of $1,000 per square metre of the gross building floor area on building and civil works (of which at least 1.5% thereof up to a maximum of $300,000 must be on landscaping) and $500 per square metre of the demised premises on plant and machinery, (hereinafter referred to as "the fixed investment criteria") and YIELDING and PAYING therefor from the 1st day of July 1995 the yearly rent of Dollars Nine hundred and eighty thousand seven hundred and seventy-one only ($980,771) to be paid by equal quarterly installments on the first day of each of the months of January, April, July and October in every year of the said term without any deduction and in advance without demand at the office of the Lessor or at such other office as the Lessor may designate calculated at the rate of $54.70 per square metre per annum (hereinafter referred to as "the Initial
                  Rent") of the demised premises having an area of 17,930 square metres (hereinafter referred to as "the preliminary survey area", which may at any time be adjusted on completion of final survey, if any, and in which event if the area adjusted exceeds five square metres more, or less, than the preliminary survey area the rental paid or payable by the Lessee shall accordingly also be adjusted and be paid and payable or refunded as the case may be in respect of the full difference between the preliminary survey area and the final survey area, with retrospective effect from the commencement of the said term of the Lease herein), which rate shall be subject to revision on the 1st day of July 1996 at the rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed
                  7.6% of the Initial Rent. The yearly rent so revised on the 1st day of July 1996 shall be subject to revision on the 1st day of July of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 7.6% of the annual rent for each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor shall be final.

                  AND RESERVING to the Lessor as APPURTENANT TO

DESCRIPTION
OF LAND

   Reference to
   Land Register        Town                        Description of Land
 Volume     Folio   Sub-division   Mukim     Lot   (whether whole or part)
 ------     -----   ------------   -----     ---   -----------------------
                                    18

            a RIGHT OF PASSAGE AND RUNNING of water, soil, electricity, power, gas, telephone communication and other similar amenities from the adjoining and neighboring premises thereon through sewers, drains, pipes, channel, cables and ducts upon or under the land hereinafter described and to make connections with such sewers, drains, pipes, channels, cables and ducts or any of them for the purpose of exercising the said right of passage and of running the aforesaid amenities over the land hereinafter described.


DESCRIPTION OF
LAND
(Reservation of right
of passage and
running of amenities
over land hereby
transferred)

 Reference to                                     Whole or part
 Land Register       Town                       (If part only give
Volume   Folio   Sub-division    Mukim    Lot        details)
------   -----   ------------    -----    ---        --------
                                  18

            SUBJECT TO:

PRIOR                           PRIOR ENCUMBRANCE
ENCUMBRANCES
                                       NIL

AND the following:

                            COVENANTS AND CONDITIONS

     (a) the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not hereinafter expressly negatived or modified);

     (b) the covenants and conditions set forth in the Memorandum of Lease filed in the Registry of Titles and numbered as ML I/30809F with the exception of covenants 1(x) and 1(xxv) of ML I/30809F.


                        SPECIAL COVENANTS AND CONDITIONS


1.   (x)    As often as any building or structure on the demised premises or any part thereof shall be destroyed or damaged as aforesaid forthwith to give to the Lessor written notice of such destruction or damage and forthwith to cause all monies received by virtue of such insurance to be laid out in rebuilding and reinstating the same to the satisfaction of the Lessor and in accordance with the plans and specifications approved by the Lessor and in accordance with the laws, bylaws regulations and planning schemes of every relevant governmental and statutory authority prevailing at the time, and in case the monies so received shall be insufficient for that purpose then to make up the deficiency out of his own monies PROVIDED THAT the rebuilding and reinstatement shall in any event commence and be completed within the period specified by the Lessor.

     (xxv) Subject always to Clause 1(xi) of ML I/30809F, to give to the Lessor written notice of every change of name within one month from the date of each change.

     (xxxvi)Not to use or permit or suffer the demised premises or any part thereof to be used otherwise than for the manufacture of disk drives, related subassemblies, storage systems and related electronic/information technology products only except with he prior consent in writing of the Lessor. In giving its consent, the Lessor may in its absolute discretion require, inter alia, the Lessee to meet the fixed investment criteria and to show due proof within such period of time as the Lessor may stipulate, and in the event of the non- observance thereof, the Lessor shall be entitled to exercise its rights under clause 3(c) of ML I/30809F. For the avoidance of any doubt, the words "meet" in this clause and "met" in clause (xi) shall include the maintenance of the fixed investment criteria and if it has not been maintained then that it be met.

     (xxxvii)Without prejudice to clause 1(viii) of ML I/30809F to ensure that the gross plot ratio shall not be less than 2.0 and not more than 2.5.

     (xxxviii)Not to keep or allow to be kept any livestock or other animals at the demised premises or any part thereof.

     (xxxix)At the Lessee's own cost and expense and subject to the Lessor's prior written approval, to execute such works as may be deemed necessary by the Lessee in respect of the state and condition of the demised premises (especially its ground levels, topography and soil conditions) which state and condition the Lessee shall be deemed to have full knowledge.

     (xl) without prejudice to the generality of Clauses 1(iii) and 1(vii) in ML I/30809F, the rent and other taxable sums payable by the Lessee under or in connection with this lease shall be exclusive of the goods and services tax (hereinafter called "tax") chargeable by any government, statutory or tax authority calculated by reference to the amount of rent and any other taxable sums received or receivable by the Lessor from the Lessee and which tax is payable by the Lessee. The Lessee shall pay the tax and the Lessor acting as the collecting agent for the government, statutory or tax authority shall collect the tax from the Lessee together with the rent hereinbefore reserved without any deduction and in advance without demand on the 1st day of each of the months of January, April, July and October, and in the manner and within the period prescribed in accordance with the applicable laws and regulations.

     (xli) At all times and at his own cost and expense, to comply with and observe any height restriction on buildings and structures at the demised premises which may be imposed by any governmental or statutory authority and to ensure that the maximum height for any building and structures on the demised premises shall not exceed 36 metres AGL.

     (xlii) Without prejudice to the generality of Clause 1(vii) of ML I/30809F, the Lessee shall not place, construct or erect or permit the placing, construction or erection of any building, structure or equipment whatsoever on the 3.0-metre wide sewer easement and buffer situated within the boundary of the demised premises shown on the plan annexed hereto.

     (xliii)That the access to the demised premises shall be confined only to Serangoon North Avenue 5.

2.A The Lessor further covenants with the Lessee that he shall grant to the Lessee a lease of the demised premises for a further term of thirty (30) years (hereinafter referred to as "the further term") from the expiry of the said term upon the same terms and conditions and containing like covenants as are contained in this lease with the EXCEPTION of the present covenant for renewal PROVIDED THAT:

     (i) the Lessee shall have made a minimum investment of $1,000/- per square metre of the gross building floor area on building and civil works of which at least 1.5% of the building cost up to a maximum or $300,000/- must be on landscaping and $500/- per square metre of the demised premises on plant and machinery, (also referred to as "the fixed investment criteria") within three (3) years from the 1st day of October 1994 and due proof of such investment is produced to the satisfaction of the Lessor on or before the 31st day of March 1998;

     (ii) Subject to clause 1(viii) of ML I/30809F, there shall be a gross plot ratio of not less than 2.0 and not more than 2.5;

     (iii) at the time due proof of such investment is produced and at the expiry of the said term, there be no existing breach or no-observance of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

     (iv) the rental payable for the further term shall be as set out hereunder;

            (a) the yearly rent for the further term shall be at the rate based on the market rent at the commencement of the further term (hereinafter referred to as "the Second Initial Rent") which rate shall however be subject to a revision on the 1st day of October 2025 to a rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed 7.6% of the Second Initial Rent;

            (b) the yearly rent so revised on the 1st day of October 2025 shall be subject to revision on the 1st day of October of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 7.6% of the annual rent for each immediately preceding year;

            (c) the yearly rent for the further term shall be payable by equal quarterly installments without any deductions and in advance without demand on the 1st day of each of the months of January, April, July and October in every year of the further term at the office of the Lessor or at such other office as the Lessor may designate the 1st of such payments to be made on or before the commencement of the further term;

            (d) for the purposes of (a) and (b) above, the market rent shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor shall be final;

     (v) if required by the Lessor, the Lessee shall within four (4) months from the commencement of the further term and at his own cost and expense, carry out and complete such improvements to the landscaping at the demises premises as may be stipulated in writing by the Lessor;

     (vi) the Lessee shall six (6) months before the expiry of the said term submit, for the approval of the Lessor and the relevant governmental and statutory authorities, plans for the upgrading of the exterior of buildings on the demised premises to the same highest quality of new buildings which the Lessor will be building at that time, and the lessee shall expeditiously do all acts and things necessary to obtain the approval, all the cost and expense of the Lessee; and

     (vii) the Lessee shall at his own cost and expense complete within eighteen (18) months from the commencement of the further term, the upgrading of the buildings in accordance with the plans approved by the Lessor and the relevant governmental and statutory authorities and to the satisfaction of the Lessor.

3. This Lease shall be interpreted in accordance with the laws of Singapore and any legal proceedings, actions or claims arising from or in connection with this Lease herein shall be commenced in and heard before the courts of Singapore and the Lessee agrees to submit itself to the jurisdiction of the courts of Singapore.

                  DATE OF LEASE
                                 ------------------------------------------


EXECUTION         THE COMMON SEAL OF                  )
BY LESSOR         JURONG TOWN CORPORATION             )
                  was hereunto affixed in             )
                  the presence of :-                  )

                                       -------------------------------
                                          CHIEF EXECUTIVE OFFICER


                                       -------------------------------
                                          SECRETARY


EXECUTION         THE COMMON SEAL OF                  )
BY LESSEE                                             )
                  was hereunto affixed in             )
                  the presence of :-                  )

                                       -------------------------------


                                       -------------------------------


                  I,
                  a duly authorized officer of the Jurong Town corporation, under Section 31 of the Jurong Town Corporation Act (Cap 150) for and on behalf of the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

                  I,
                  the Solicitor of the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.

                       BELOW THIS LINE FOR OFFICE USE ONLY


Special Remarks                           Endorsing Instruction

                                          First Schedule:




                                          Second Schedule:



EXAMINED                                            REGISTERED ON


Date:




                                                    REGISTRAR OF TITLES
                                          Initials of
                                          Signing
                                          Officer

                                                                     ML I/30809F

                                                             OFFICE USE ONLY


                               THE LAND TITLES ACT

                                  (CHAPTER 157)

                                                           $




                               M E M O R A N D U M


To the Registrar of Titles

On behalf of the JURONG TOWN CORPORATION, a body corporate incorporated under the Jurong Town corporation Act and having its office at Jurong Town hall, Jurong Town Hall Road, Singapore, the Registered proprietor.

I, GLORIA ONG SIEW CHOO, certify that this memorandum (comprising seven pages), contains the provisions which are deemed to be incorporated in any instrument in which the abovementioned corporation is named as a lessor and such instrument has reference to this memorandum.


                                          Signature
                                          Authorized Officer


LODGED BY:                                Filed in the REGISTRY OF TITLES
Jurong Town Corporation                   ON 26TH JUNE, 1990
Jurong Town Hall
Jurong Town Hall Road
Singapore 2260                            REGISTRAR OF TITLES

                        SPECIAL COVENANTS AND CONDITIONS

1.   The Lessee hereby covenants with the Lessor as follows:-

     (i) To pay the yearly rent hereinbefore reserved on the days and in the manner appearing in the reddendum.

     (ii) To pay unto the Lessor on demand by way of additional rent a sum equal to all such sums as the lessor may from time to time pay for insuring and keeping insured the demised premises against loss or damage by fire in case the Lessee shall make default in insuring and keeping insured the demised premises pursuant to the covenant in that behalf hereinafter contained PROVIDED ALWAYS THAT nothing herein shall render it obligatory on the part of the Lessor to insure and keep insured the demised premises or any part thereof.

     (iii) To pay all rates taxes assessments and outgoings whatsoever which now are or which at any time hereafter during the said term may be imposed or charged upon or in respect of the demised premises or any part thereof.

     (iv) To repair and keep in tenantable repair the demised premises and every part thereof throughout the said term.

     (v) To pay a reasonable proportion of the expense of constructing, repairing, rebuilding and cleansing all party walls, fences, sewers, drains, pipes, water-courses and other things the use of which is common to the demised premises and the occupiers of any adjoining or neighboring premises and such proportion in the case of a dispute shall be conclusively determined by the Lessor's surveyor for the time being.

     (vi) To permit the Lessor and his surveyors or agents with or without workmen or others during the said term at reasonable times in the day-time to enter upon the demised premises and every part thereof to examine the state and condition of the same and of defects, decays and wants of reparations and of all breaches of covenant there found and the Lessor may thereupon serve on the lessee notice in writing by leaving the same at or on the demised premises to or for the Lessee to make good the same within such reasonable time as specified in such notice.

     (vii) To perform and observe all the obligations which the lessor of the demised premises may be liable to perform or observe during the term hereby created by any direction or requirement of any governmental or statutory authority and if the Lessee shall fail to observe or perform this covenant the lessor may in its absolute discretion perform the same and all expenses and costs incurred thereby shall be recoverable from the Lessee as a debt PROVIDED ALWAYS THAT the lessor shall not be liable to the Lessee for any loss damage or inconvenience caused thereby.

     (viii) Not to make or cause to be made any addition or alteration affecting the elevation external structure or stability of the demised premises or any part thereof without the prior written consent of the Lessor and the relevant governmental and statutory authorities PROVIDED THAT on the granting of such consent and without prejudice to other terms and conditions which may be imposed the Lessee shall give to the Lessor security that the proposed addition alteration or rebuilding will in fact be carried out within a reasonable time.

     (ix) Forthwith to insure and keep insured the demised premises against loss or damage by fire to the full value thereof with a well established insurance company approved by the Lessor and to make all payments necessary for that purpose within seven days after the same shall become payable and upon reasonable notice to produce to the Lessor the Policy or policies of such insurance and the receipts for all such payments.

     (x) As often as the demised premises or any part thereof shall be destroyed or damaged as aforesaid forthwith to cause all monies received by virtue of such insurance to be laid out in rebuilding and reinstating the same in accordance with the plans and specifications approved by the Lessor and in accordance with the existing laws, bylaws, regulations and planning schemes of every relevant governmental and statutory authority prevailing at the time and in case the monies so received shall be insufficient for that purpose then to make up the deficiency out of his own monies PROVIDED THAT the rebuilding and reinstatement shall in any event commence and be completed within the period specified by the Lessor.

     (xi) Not to demise, assign, mortgage, let, sublet or underlet or grant a license or part with or share the possession or occupation of the demised premises in whole or in part without first obtaining the consent of the Lessor in writing. The restrictions contained in
            Section 17 of the Conveyancing the Law of Property Act (Chapter 61) shall not apply. In addition, the Lessor may in its absolute discretion in giving the consent require, intr alia, that the fixed investment criteria be met and due proof thereof be shown within such period of time as the Lessor may stipulate, and in the event of the non-observance thereof, the Lessor shall be entitled to exercise its rights under Clause 3(c) herein.

     (xii) Within six months of the devolution of the interest of the Lessee not perfected by an assent to give notice thereof in writing with particulars thereof to the Lessor and produce to the Lessor such documentary evidence as may be required by the Lessor.

     (xiii) Not to use the demised premises or any part thereof for any illegal or immoral purpose and not to do or permit or suffer to be done upon the demised premises anything which in the opinion of the Lessor may be or become a nuisance, annoyance or cause damage or inconvenience to the Lessor or his lessees or the occupiers of any adjoining or neighboring premises or whereby any insurance for the time being effected on the demised premises may be rendered void or voidable or be in any way affected.

     (xiv) Not without the prior consent in writing of the Lessor to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding

     (xv) To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the demised premises and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee his servants contractors sub-contractors or agents.

     (xvi) To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under this Lease form the due dates thereof until payment in full is received by the Lessor.

     (xvii) AT the termination, by expiry or otherwise, of the term hereby created, to yield up the demised premises to the Lessor in tenantable repair in accordance with the Lessee's covenants herein contained PROVIDED THAT, if so required by the Lessor and upon notice thereof, the Lessee shall remove the fixtures and fittings, or any part thereof, as may be specified by the Lessor and reinstate the demised premises to the satisfaction of the Lessor and if the Lessee shall fail to observe or perform this covenant the Lessor shall execute such works and recover the costs thereof from the Lessee as a debt.

     (xviii)To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants to the requirements and satisfaction of the Lessor PROVIDED THAT in the event of default by the Lessee under this covenant theLessor may carry out such remedial measures as he thinks necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Lessee as a debt.

     (xix) Not to do or omit or suffer to be done or omitted any act, matter or thing in or on the demised premises in respect of the operations business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, bylaws, orders, rules or regulations now or hereafter affecting the same but at his own cost and expense to comply with all such provisions and at all times hereafter to indemnify and keep indemnified the Lessor against all actions, proceedings, costs, expenses, claims, fines, losses, penalties and demands in respect of any act, matter or thing done or omitted to be done in contravention of the said provisions.

     (xx) To pay all costs disbursements fees and charges legal or otherwise including stamp and registration fees in connection with the preparation stamping and issue of this Lease and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Lease.

     (xxi) To pay all cost and fees legal or otherwise including costs as between solicitor and client in connection with the enforcement of the covenants and conditions herein.

     (xxii) To pay to the Lessor all survey fees and other charges including those payable to and claimed by the relevant Government Planning Authorities and other relevant governmental and statutory authorities for the survey of the demised premises for the purpose of subdivision of the land of which the demised premises forms part and issue of this Lease and a Certificate of Title PROVIDED THAT the Lessor shall have the right to employ his own surveyor to carry out the said survey in which event the Lessee shall bear all costs thereby incurred.

     (xxiii)At his own cost to take such steps and execute such works upon the demised premises as may be necessary for the protection of shores and embankments if any and for the prevention of earthslip erosion of soil and failure of slopes expeditiously in a workmanlike manner and to the satisfaction of the Lessor.

     (xxiv) To construct an internal drainage system within the demised premises to the satisfaction of the Lessor to ensure that all surface water collected thereon is discharged into the public drains.

     (xxv) Not to effect a change of name except with the prior consent in writing of theLessor PROVIDED THAT on every change of name the Lessee shall pay to the Lesor a fee to be specified by the Lessor in relation to such consent.

     (xxvi) To perform and observe the covenants on the Lessor's part contained in the Head Lease made between the President of the Republic of Singapore and the Lessor so far as they are not varied herein and to keep theLessor indemnified against all claims damages costs and expenses in any way relating thereto.

     (xxvii)To maintain the demised premises and every part thereof in a neat and tidy condition, and forthwith to comply with the Lessor's direction to remove and clear any materials, goods or articles o whatever nature and description from the demised premises or such part thereof as may be stipulated in writing by the Lessor.

     (xxviii)At his own cost to plant and maintain trees and landscape the demised premises in accordance with all the requirements of the Parks and Recreation Department, Ministry of National Development and other relevant governmental and statutory authorities.

     (xxix) Not to install or use any electrical installation, machine or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other lessees in connection therewith, to allow the Lessor or any authorized person to inspect at all reasonable times, such installation, machine or apparatus in the demised premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee's own expense, to eliminate or reduce such interference or disturbance to the Lessor's satisfaction, if it is found by the Lessor or such authorized person that the Lessee's electrical installation, machine or apparatus is causing or contributing to the said interference or disturbance.

     (xxx) To indemnify the Lessor against each and every claim, proceeding, action, loss, penalty, damage, expense, cost and demand which may arise in connection with clause (xxix) above.

     (xxxi) At the Lessee's own cost to execute such works as may be necessary to divert existing utility services such as pipes, cables and the like (if any) to the requirements and satisfaction of the Lessor and other relevant governmental and statutory authorities.

     (xxxii)Subject to that clause in the special Covenants and Conditions of this Lease which stipulates the specific use the Lessor permits for the demised premises, the Lessee shall use and shall ensure that at least sixty per centum (60%) of the total floor area of the demised premises shall be used for purely industrial activities, and may use the remaining floor area for ancillary stores and offices, neutral areas, communal facilities and such other uses as may be approved in writing by the Lesor and the relevant governmental and statutory authorities PROVIDED THAT the governmental and statutory authorities PROVIDED THAT the said ancillary offices shall not exceed twenty-five per centum (25%) of the total floor area AND PROVIDED FURTHER THAT the Lessee shall not use and occupy the demised premises for the purpose of commercial office and storage unrelated to the Lessee's approved industrial activity.

     (xxxiii)If the Lessee shall at any time be found to have encroached upon any area beyond the boundaries of the demised premises, the Lessee shall at his own cost and expenses, but without prejudice to any other right or remedy the Lessor may have against him, immediately or within the time specified (if any) by the Lessor rectify and remove the encroachment to the satisfaction of the Lessor and pay to the Lessor such compensation as may be specified by the Lessor. If, however, the Lessor in his absolute discretion permits the Lessee to regularize and retain the encroached area or any part thereof upon such terms and conditions as may be stipulated by the Lessor and any other relevant governmental and statutory authorities, the Lessee shall pay land rent on the encroached area with retrospective effect from the date of commencement of the term hereby created, and the Lessee shall also pay all survey fees, amalgamation fees, legal fees (including solicitor and client costs and expenses), and all other costs and charges relating thereto.

     (xxxiv)If any damage of whatsoever nature or description shall at any time occur or be caused to the demised premises or any part thereof, to forthwith give to the Lessor written notice of the damage and to remedy the damage to the satisfaction of the Lessor within such time as the Lessor may specify, all at the cost of the Lessee.

     (xxxv) Not to keep or permit to be used or stored in the demised premises or any part thereof any materials of a dangerous or explosive nature without the prior consent in writing of the Lessor and to keep the Lessor indemnified against all damages claims and action caused by the use of storage of such materials whether or not the same is done with the consent of the Lessor.

2. The Lessor hereby covenants with the Lessee that the Lessee paying the rent hereinbefore reserved and performing and observing the covenants conditions and agreement on the part of the Lessee hereinbefore contained shall peaceably hold and enjoy the demised premises during the term hereby granted without any interruption of or by the Lessor or any person lawfully claiming through under or in trust for him.

3. PROVIDED ALWAYS and it is hereby agreed between the parties as follows:

            (a) That no estate or interest in the soil of the road and footpath adjacent to the demised premises is or shall be deemed to be included in the demise thereinbefore contained.

            (b) That the Lessee shall not be entitled to any right of access of light or air to the demised premises or any part thereof, which would restrict or interfere with the user of any adjoining or neighboring land for building or any other purpose.

            (c) That if the said rent hereby reserved or any part thereof shall be unpaid for fourteen days after becoming payable (whether the same shall have been formally demanded or not) or if any of the covenants or obligations on the part of the Lessee herein contained shall not be performed or observed or if any charging order made in respect of the demised premises shall be enforced by sale or by entry into possession without the written consent of the Lessor having first been obtained (Section 17 of the Conveyancing and Law of Property Act shall also not apply in such event) by the Lessee or by the person in whose favor the charging order shall have been made, then and in any such case it shall be lawful for the Lessor or any person or persons authorized by him in that behalf at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach of any of the covenants or conditions by the Lessee herein contained PROVIDED THAT if the demised premises have been assigned by way of mortgage the provisions of this clause shall not take effect until the Lessor has served upon the mortgagee a notice in writing that such breach has occurred and the mortgagee has failed to remedy such breach.

4. In this Lease where the context so requires or permits, words importing the singular number or the masculine gender include the plural number or the feminine gender and words importing persons include corporation and vice versa, the expression "the Lessor" shall include its successors-in-title and assigns, the expression "the Lessee" shall include its successors-in-title and permitted assigns (if any), where there are two or more persons included in the expression "the Lessee" covenants expressed to be made by "the Lessee" shall be deemed to be made by such persons jointly and severally, and except where otherwise provided the expression "the demised premises" shall mean the land hereby demised and all buildings, structures, fixtures and fittings therein.

                       BELOW THIS LINE FOR OFFICE USE ONLY




Special Remarks                           Endorsing Instruction

                                          First Schedule:




                                          Second Schedule:



EXAMINED                                                 REGISTERED ON



Date:


                                                         REGISTRAR OF TITLES
                                          Initials of
                                          Signing
                                          Officer

                                    EXHIBIT C

                               DEED OF ASSIGNMENT

            THIS DEED OF ASSIGNMENT is made the 29th day of March One thousand nine hundred and ninety-six (1996) between MICROPOLIS LIMITED, a foreign company incorporated in the Cayman Islands and having its registered office in Singapore at 5004 Ang Ma Kio Avenue 5 #01-11, Singapore 569872 (hereinafter called "the Assignor") of the one part and S T CHATSWORTH PTE LTD (Company Registration No. 199600543C) a company incorporated in the Republic of Singapore and having its registered office at 83 Science Park Drive #01-01/02 The Curie Singapore Science Park, Singapore 118258 (hereinafter called "the Assignee") of the other part.

            WHEREAS:

(1) By a Building Agreement dated the 28th day of February 1995 (hereinafter called "the Building Agreement" which expression shall where the context so requires, include the Lease and any other document(s) executed/to be executed between the Assignor and JURONG TOWN CORPORATION relating to the said land) made between JURONG TOWN CORPORATION, a body corporate incorporated under the Jurong Town Corporation Act and having its Head Office at Jurong Town Hall, Jurong Town Hall Road, Singapore 609431 (herein called "the Lessor") of the one part and the Assignor of the other part, the Lessor agreed to grant to the Assignor the license and authority to enter upon the land described in the Building Agreement and more particularly described in the Schedule hereto (herein called "the said land") for inter alia the construction of a building and for the installation of equipment machinery fixtures and fittings (hereinafter collectively referred to as the "Building") and upon completion of the Building and satisfactory compliance by the Assignor of all the terms and conditions contained inter alia in the Building Agreement, the Lessor will grant and the Assignor will accept and execute a Lease (herein referred to as "the Lease" which expression shall include all such supplemental lease(s), assurance(s) or document(s) of title) of the said land together with the Building for the term of years and subject to the terms and conditions contained in the format set out in the First Schedule to the Building Agreement or otherwise.

            AND WHEREAS the Assignor has agreed to assign to the Assignee all its rights title and interest under the Building Agreement and to the Lease to be issued by the Lessor for the consideration of Dollars Forty One Million ($41,000,000.00) and the Lessor has consented to the assignment subject to the stipulations terms and conditions and covenants contained in the Building Agreement and the Lessor's letter of approval dated ___________________ to the Assignor's solicitors M/s Arthus Loke & Partners.

            AND WHEREAS the Lease in respect of the said land has not yet been issued to the Assignor.

            NOW THIS DEED WITNESSETH as follows:

1. In pursuance of the said agreement and in consideration of the sum of Dollars Forty One Million ($41,000,000.00) paid by the Assignee to the Assignor (the receipt whereof the Assignor hereby acknowledges) the Assignor as beneficial owner and with the consent of the Lessor HEREBY ASSIGNS unto the Assignee:

            (a) ALL its right title interest, benefits, advantages, permits, licenses and remedies which the Assignor has in, under or arising out of the Building Agreement and the full benefit and advantages thereof and of all stipulations therein contained to be performed on the part of the Lessor and of all rights and remedies for enforcing the same;

            (b) ALL THAT the right, title, estate and interest of the Assignor of and in the said land and the Building;

            (c) ALL THAT the full benefit and right of and to all moneys whether by way of purchase price premium rents or otherwise as shall have been paid by the Assignor to the Lessor under and by virtue of the Building Agreement; and

            (d) ALL THAT the right title and interest of the Assignor to a grant from the Lessor of an Agreement to Lease/Lease of sub-lease (whichever is applicable) in respect of the said land and the Building for the terms of lease referred to in the Building Agreement.

            TO HOLD the same unto the Assignee its successors and assigns absolutely.

2.          The Assignor hereby covenants with the Assignee as follows:

            (a) that the Assignor will do and execute all such acts and deeds and procure from the Lessor the grant of such Agreement for Lease/Lease or sub-lease in favor of the Assignee in the form of Lease set out in the Second Schedule to the building Agreement.

            (b) that until such Agreement for Lease/Lease or sub-lease has been granted to the Assignee as aforesaid the Assignor holds and will hold all the rights, title, interest, benefits, advantages, permits, licenses and remedies in and under the Building Agreement and all the estate, rights, title and interest of and in the said land and the Building in trust for the Assignee its successors in title and assigns absolutely and will at any time and from time to time when called upon at the request of the Assignee execute and do all such acts deeds matters and things as may be necessary to cause the said land and the Building to be more effectually vested in the Assignee, its successors in title and assigns and exercise all rights ans remedies for the Assignee and on behalf of the Assignee.

5. In pursuance of the Building Agreement and for the consideration aforesaid and with a view to giving protection to the rights and interests of the Assignee herein the Assignor HEREBY IRREVOCABLY APPOINTS the Assignee to be the true and lawful attorney for an in the name of or otherwise on behalf of the Assignor to exercise all the rights and remedies vested in the Assignor under the Building Agreement and for such purposes to do and execute all or any of the following acts deeds matters and things that is to say:

            (a) To exercise all rights and remedies for enforcing the Building Agreement or in respect of any other matter or thing connected with or relating to or concerning the said land.

            (b) To commence and/or defend all legal proceedings brought against and/or by the Lessor in connection with the Building Agreement or in respect of the said land.

            (c) To take delivery of and accept from the Lessor the Agreement for Lease/Lease or sub-lease and/or such other assurance of or documents of title to the said land in the name of the Assignor or to the Assignee and to make all payments enter into covenants and do all other things which may be necessary for completing the same including all such applications and notifications at the Registry of Deeds or the Registry of Titles as may be necessary or desirable under any then existing statute providing for the registration of title to land.

            (d) To execute such Agreement for Lease/Lease or sub-lease and/or such other transfer or transfers or assurance or assurances or other deeds assignments instruments and documents and to do all such acts and things as may be necessary to effectually transfer, perfect and vest the title to the said land in the Assignee.

            (e) To abandon any legal proceedings and to compromise or settle or refer to arbitration all disputes or doubts which may arise in connection with the Building Agreement and/or the said land.

            (f) To register this or any other instrument in such manner as the Assignee may think fit and to bind the Assignor by way of covenant or declaration which may be necessary in order to carry out the objects of these presents.

            AND the Assignor hereby gives and grants unto the Assignee full power and authority to act in relation to the said land and Building as effectually to all intents and purposes as if the Assignor had personally performed the same.

            And for the better doing performing and executing of the matters and things aforesaid the Assignor hereby further grants unto the assignee full power an authority to substitute and appoint in the place and stead of the Assignee one or more attorney or attorneys of the Assignee all or any of the powers and authorities hereby conferred and to revoke any such appointment from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys as the Assignee may think fit.

            AND the Assignor hereby declares that all acts deeds matters and things executed or done by virtue of these presents by the Assignee or any substitute or substitutes appointed by the Assignee shall be as good valid and effectual to all intents and purposes whatsoever as if the same had been executed done or made by the Assignor personally AND the Assignor hereby covenants to allow ratify and confirm all and whatsoever which the Assignee or any substitute or substitutes appointed by the Assignee shall do or cause to be done by virtue of the authority and powers hereby conferred.

            The Assignor hereby further declares that the power and authority hereby conferred are given for valuable consideration and shall be and remain irrevocable for a period expiring only on the registration of a lease by the Lessor in the Assignee's favor with the appropriate authority or the vesting of the said land and the building in the Assignees.

6. The Assignee for itself and its successors and assigns hereby covenants with the Assignor:

            (a) To punctually pay on due date the yearly rent or any revision or revisions thereof and all other rents fees costs and charges stipulated in the Building Agreement and the Lease in favor of the Assignee.

            (b) To perform fulfill and observe all the stipulations on the part of the Assignor contained in the Building Agreement and the Lease and will at all times hereafter save harmless and keep indemnification the Assignor its successors-in-title from and against all actions proceedings damages penalties costs claims and demands by reason or on account of the non-observance thereof or otherwise in relation thereto.

7. The Assignor hereby covenants with the Assignee that it has not done or knowingly suffered or been party or privy to any act or thing whereby the Assignor is prevented from assigning the benefit of the Building Agreement, and all estate rights title and interest in the said land and Building and all benefits thereof.

8. The Assignor hereby warrants that there are no breaches of any terms and conditions of the Building Agreement and the Assignor shall at all times hereafter save harmless and keep indemnified the Assignee its successors-in-title and assigns from and against all actions proceedings damages penalties costs claims and demands by reason or on account of any non-observance of all or any of the terms stipulations conditions on the part of the Assignor contained in the Building Agreement.

            IN WITNESS WHEREOF the Assignor and the Assignee have caused their respective Common Seals to be hereunto affixed the day and year first above written.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

I, Tan Chen Chwee Jasmine, an Advocate and Solicitor of the Supreme Court in the Republic of Singapore, practicing in Singapore hereby certify that on the 29th day of March, 1996 the Common Seal of MICROPOLIS LIMITED was duly affixed to the within written instrument at Singapore in my presence in accordance with the regulations of the said Company (which regulations have been produced and show to me).

            WITNESS my hand this 29th day of March 1996.


                                       /s/  Tan Chen Chwee Jasmine


I, Lucy Cheng Geok Leng, an Advocate and Solicitor of the Supreme Court in the Republic of Singapore, practicing in Singapore hereby certify that on the 29th day of March, 1996 the Common Seal of ST CHATSWORTH PTE LTD was duly affixed to the within written instrument at Singapore in my presence in accordance with the regulations of the said Company (which regulations have been produced and show to me).

            WITNESS my hand this 29th day of March 1996.


                                       /s/  Lucy Cheng Geok Leng

            The Building Agreement dated 28 February 1995 made between the Lessor and the Assignor in respect of the said Land.

                      THE SECOND SCHEDULE ABOVE REFERRED TO

            ALL THAT piece of land known as Private Lot A14269 forming part of Government Survey lots 7634, 9418, 10979 and 12500 of Mukim 18 Ang Mo Kio and situated in the Republic of Singapore as shown on the plan annexed to the Building Agreement and estimated to contain and area of 17,930 square metres more or less subject to survey.


The Common Seal of MICROPOLIS       )
LIMITED was hereunto affixed in the )
presence of:                        )

                                        /s/  Illegible
                                    -----------------------------------------
                                    DIRECTOR


                                        /s/  Illegible
                                    -----------------------------------------
                                    DIRECTOR/SECRETARY




The Common Seal of ST CHATSWORTH    )
PTE LTD was hereunto affixed in the )
presence of:                        )

                                        /s  Illegible
                                    -----------------------------------------
                                    DIRECTOR


                                        /s/  Illegible
                                    -----------------------------------------
                                    DIRECTOR/SECRETARY

                                    EXHIBIT D

                              INITIAL IMPROVEMENTS





                             [DIAGRAM OF FLOOR PLAN]

                              BLUE SKY - PLAN "A"

                                    EXHIBIT E

                                TAIKI-SHA LETTER


26th December 1996

Our Ref: A4004-B00/M6


Micropolis (5) Pte Ltd
5 Serangoon North Avenue 5
Singapore 554916
Attn: Mr K P Lau

Dear Sir:

OUR QUOTATION REFERENCE NO 4004-500/A2 DATED 19TH NOVEMBER 1996
FOR [illegible]
MICROPOLIS - DESIGN AND BUILD DISK MEDIAL FACILITIES


We agree to construct the abovementioned facilities in accordance with the attached facility requirements and specifications provided by Stormedia International Ltd dated December 1996. We further agree that the cost related to such construction of the facilities are included in our quotation (Ref:
A4004-B00/Ad) dated 19 November 1996 to [illegible],

We shall use our best endeavours to complete the facilities by 28th February
1997.



Yours faithfully


/s/ YOSHIMOTO AKASAKI
-----------------------
Yoshitomo Akasaki
General Manager

STORMEDIA INTERNATIONAL LTD (SINGAPORE BRANCH)

CUSTOMER'S REQUIREMENTS


ELECTRICAL

1. Contractor to provide all electrical power, power point and interconnections in accordance with local building codes and applicable Clean Room specifications.

2. Contractor is to provide all power for the production equipment per StorMedia's drawing and include back-up system and frequency converters where defined.

Contractor to provide power for all facility utilities, lighting, air conditioning and support functions as required for the production equipment and the employees.


DEIONIZED (DD WATER SYSTEM)

Design Criteria

1. Output DI water capacity is based on 50 usgpm (point of use) flow rate at output DI water capacity, with city water input at 75 usgpm (subject to PUB water supply).

2. The plant is sized for 50 usgpm (point of use) flow rate at output DI water capacity, with city water input at 75 usgpm (subject to PUB water supply).

3. Velocity in piping shall be maintained at 7.5 feet per second for 1 in. dia. pipe or greater; and a 3 feet/sec for less than 1 inch piping to ensure minimum "dead legs") to reduce 'bacterial' built-up in the pipes.

4.   No brass or bronze piping.

5. Water storage for city water shall be 103m (i.e. @ 75 usgpm 6 hours storage).

6. Recycling of the waste water from the DI water system is currently not considered feasible.

7.   DI water usage: for all phases

     *      4 nos. washers    @ 10.0 usgpm
     *      17 nos. texturing machin@ 2.0 usgpm

8.   DI water system to be commissioned according to following requirements:

     Deionized water at the point of discharge from the DI pad will meet the following requirements:

  Resistivity  :        Sustained 18 - 18.3 Mohms at 25(degree)C as measured
                        with flow-through cell and

                        meter per ASTM-D-1125.  Reported as megohm(s) per cm.

                        17 Mohms at 25(degree)C minimum cutoff point.

  Bacteria              (less than) 5 colonies per 100 ml tested per
  absolute filters      ASTM-F-6065T provided 2 u are used upstream of sample
  sanitization and/or   point and system recommendations are follows:

  TOC          :        Total oxidizable carbon less than 20 ppb as measured by
                        an Anatel analyzer.  Reported as parts per billion.

  Particles    :        1,000 ppb retained on 0.45u filter and analyzed at 125X.
                        Reported as parts per litre.

  Silica       :        (less than)6 ppb.  Reported as parts per billion.


Quality levels per criteria:

                     ATTAINABLE           ACCEPTABLE              ALERT             CRITICAL
                  --------------------------------------------------------------------------------
Resistivity      (greater than) 18      (greater than) 18    (less than) 17.5    (less than) 17
Bacteria            (less than)  5        (less than)   8                  10    (less than) 15
Particles         (less than) 1000       (less than) 1500                2000              5000
TOC                 (less than) 20         (less than) 50                  80               100
Silica               (less than) 5          (less than) 8                  10                20
Residue            (less than) 0.1        (less than) 0.3                 0.5                 1


Regenerated IUWC Mixed Bed resin will be rinsed at StorMedia's Campbell facility to the following specifications:

     Resistivity.................................... 18.0 - 18.3 Mohms
     Silica.........................................   5 ppb or better
     TOC............................................  20 ppb or better

WASTE TREATMENT

     Provide for utilities support for Texture Room waste. These discharges are as follows:

                                 Texture Room              Tapes
                            ----------------------    ------------
Total (Ni) ppm                                   3            6
Dissolved (Ni) ppm                               1            2
Total (SiC) ppm                                0.5          0.5
TOC                                           1000         2000
pH                                             8.5          9.0
Conductivity                                   300          700
Flow (14 texture machine)    1 gpm combined * note

* This can be combined with washer drains of 6.5 gpm x 4 machines to sewer drain (must obtain prior approval from Ministry of Environment). If approval is not obtained, a treatment plant must be provided. This plant is subject to separate quotation. Space must be provided for future waste treatment plant.


VACUUM PIPING SYSTEM

1.   Housekeeping Vacuum

     - Contractor to supply Central vacuum system with approx. 13 plug-in outlets spaced in the CR 10/100/10K Clean Rooms. A minimum of 3 outlets in SVS area. Each outlets to provide 6 inches of Mercury vacuum.

2.   Process Vacuum

     -      Gripper Vacuum (HV)
                  Motor 1.5kw, 3phase, 415volts, 50hz.
                  Nominal displacement: 40 m3/h
                  Ultimate pressure: 20mbar
                  Copper tubing is required in system.
                  Piping to run from ceiling into common dropper.
                  One vacuum pump to be connected to two cells.
                  One spare vacuum pump to be manifolded into supply system as on-line back-up.
                  Vacuum pumps to be supplied and installed by Contractor.

                              Total units:  9

     -      Robot Exhaust System (LV)

         - Blower intake to be connected to Robot cavity via connection at Robot

         -        Blower to provide 40 scfm @ 20 inch of water

         -        One blower to be connected to two test cells

         - One blower to be manifolded into supply system as on-line back-up

         -        Blowers to be supplied and installed by Contractor
                                Total units: 9


PROCESS COOLING

1. Process cooling for SVS sputtering machine. each SVS machine requires 100 usgpm 70(degree)F outlet, Delta 5(degree)F, 60 psig, process cooling water.

2.       Process cooling can be individually sized based on per SVS machine.

3. SVS process piping shall have a common feed with 22 nos. 1/2 inch dia. tee-offs to 22 nos. secondary equipment within the SVS machine provided by StorMedia.

4. Contractor to supply dual headers, one for each side of SVS. These headers are to be 2.0 inch dia. copper pipe. Employer to define final location of each header (located near floor level).

5. Contractor to supply dual header pipe for return to chiller package. These headers are to be 2.0 inch dia. copper pipe. Employer to define final location of each header.


                                   (heading missing)
----------------------------------



1.   Ionization for load area, lube/buff, test and packout area.

2.   Telephone system include FIS direct line for modem.

3.   PA / CCTV / Card Access

4.   Intercom; (internal between cleanroom and production office)

5. Area for FIS, Equipment maintenance lab, Supervisor room, Spare stores, Offices/Engrg.support, Incoming store and Locker room.

6.   FIS network system

7.   Desiccant dryer

8.   Special gases - Argon, plasma Ar/H2 and N2/Ar.

9. Earth pit or Clean earth Texture/Test area and sputter (Please takenote that the clean earth for sputter must be by itself and not loop to other source.)

10.  Provide scupper drain below raise floor board at Texture/wash area.





HELIUM, ARGON, HYDROGEN

The piping shall be provided at machines shown in the utilities layout.

The piping material shall be stainless steel, 1/2 inch dia. with '0' ring seal, sealed and purged.

Argon   :   Provide 3 nos. argon points, with one standby, for each sputtering
            SVS machine, one manual and one auto-transfer.

Helium  :   Provide 3 nos. He points, with one standby, for each SVS machine.


NITROGEN

The piping shall be provided at machines shown in the utilities layout.

The piping material shall be copper.


COMPRESSED AIR (CDC) SYSTEM

1. Compressed air capacity of 300 cfm with filter of 0.2 um. Requires 100 psig minimum at "point of use".

2. The CDA system shall have 3 air compressors, oil flooded, oil-free system, and with one acting as a standby.

3. CDA distribution : with a common ring mains or two ring mains. A bypass manual valve to be provided to allow N2.

4.       The CDA piping material shall be copper, and with bail valves.

EXHAUST SYSTEM

1.   Slurry prep. exhaust requirement
     Brand : ELTA
     Model : 500mm/150/10/10/ALU
     10-30 Degree
     1.1 to 1.5kw / 415 vols/3 phase/50hz.

2.   Washers exhaust requirement.
     Brand : colasit
     Model : CMV 140 DD
     SP mm 550 pa
     Fan rpm 2800
     Pos 5
     Vent kw 0.55
     Power 3/4 hp

     (Remarks : 2 units require 1 unit for CR 100 washers and 1 unit for CR 10K washers exhaust.)


CLEAN ROOM

1.   The following areas shall be classified as Clean Room:

     -      Test Area
     -      Luber/Buffing
     -      SVS Sputtering
     -      Loading Area
     -      Wash/Texturing
     -      Gowning
     -      Pallet Room
     -      Target Build

2. Other than CR10 and CR100, the raised floor for texturing CR10K, shall be used for utilities piping.

                                    EXHIBIT F

                            MICROPOLIS PURCHASE ORDER



                  [COPY OF STANDARD MICROPOLIS PURCHASE ORDER]



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